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MEASUREMENT SPECIALTIES, INC.

EXHIBIT 11 -- STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
June 30, 1997
                                                            For the three months ended June 30,
                                                               1997                    1996

Primary net loss per common share:

     Net loss                                                ($55,108)              ($212,168)
                                                            ----------              ----------
     Weighted average common shares outstanding             3,542,009               3,531,987
     Net effect of dilutive common equivalent shares
       based on the treasury stock method using
       average market price
                                                            ----------              ----------
          Total                                             3,542,009               3,531,987
                                                            ----------              ----------
                                                            ----------              ----------
               Primary net loss per common share               ($0.02)                 ($0.06)




Fully diluted net loss per common share:

     Net loss                                                ($55,108)              ($212,168)
                                                            ----------              ----------
     Weighted average common shares outstanding             3,542,009               3,531,987
     Net effect of dilutive common equivalent shares
       based on the treasury stock method using
       period-end market price, if higher than average
       market price
                                                            ----------              ----------
          Total                                             3,542,009               3,531,987
                                                            ----------              ----------
                                                            ----------              ----------
             Fully diluted net loss per common share (a)       ($0.02)                 ($0.06)

(a)  Improvements of earnings per common share computed on the fully diluted basis have not been taken into account
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